Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Basin Water, Inc. of our report dated March 29, 2007, relating to our audit of the financial statements and the financial statement schedule included in and incorporated by reference in the Annual Report on Form 10-K of Basin Water, Inc. for the year ended December 31, 2006.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Irvine, California

December 17, 2007